EXHIBIT 10.46

REVOLVING NOTE

$2,000,000.00	May 29, 2002
Chicago, Illinois

FOR VALUE RECEIVED, ELECTRIC CITY CORP., a Delaware corporation, SWITCHBOARD APPARATUS, INC., a Delaware corporation, and GREAT LAKES CONTROLLED ENERGY CORPORATION, a Delaware corporation (collectively, “Borrowers”), jointly and severally, hereby promise to pay, to the order of AMERICAN CHARTERED BANK, an Illinois banking association (“Bank”), the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) or such lesser amount as may be outstanding from time to time hereunder (the “Loan”), as follows:

Borrowers shall jointly and severally make monthly payments of all accrued and unpaid interest.  The first interest payment shall be due on June 1, 2002, and each interest payment thereafter shall be due and payable on the first day of each and every month thereafter.  All outstanding principal and all accrued and unpaid interest hereunder shall be due and payable on April 30, 2003, unless the Loan is accelerated in accordance with the terms hereof.

Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in that certain Loan Agreement dated May 29, 2002, by and between Borrowers and Bank, as amended from time to time (the “Loan Agreement”).

Interest on the outstanding principal amount hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year of 360 days at the variable per annum rate equal to the Revolving Credit Interest Rate from time to time in effect.

To the extent that the outstanding principal evidenced by this Note is less than the lesser of (i) $2,000,000.00 and (ii) the Borrowing Base, Borrowers are in compliance with all of the terms of the Loan Agreement and the other Loan Documents and no Event of Default has occurred and is continuing, Borrowers may, from time to time, borrow, repay and reborrow additional amounts hereunder; provided, however, that the outstanding principal amount hereunder shall not, at any time, exceed the lesser of (i) $2,000,000.00 and (ii) the Borrowing Base.

Any nonpayment of any installment of principal and/or interest due under this Note within five days after it became due and payable (no prior demand therefor being necessary) shall be subject to a late charge, payable on demand, of 5.0% of the overdue amount.

All amounts evidenced by this Note may become immediately due and payable, subject to the terms of the Loan Agreement, upon the occurrence of any Event of Default specified in the Loan Agreement.

This Note is secured by the Security Agreements and the other Loan Documents.  Reference is hereby made to the Security Agreements and the other Loan Documents, which are incorporated herein by this reference as fully and with the same effect as if set forth herein at length.

Borrowers shall be permitted to make prepayment of the indebtedness evidenced by this Note, in whole or in part, from time to time without penalty or premium.

Borrowers authorize the Bank, without giving notice and without affecting the liability of Borrowers, to extend the time of, or assign, payment of this Note in whole or in part.

Regardless of the adequacy of any collateral given in connection with the indebtedness evidenced hereby, Bank shall have the right, upon an Event of Default which is continuing, to apply to the indebtedness evidenced hereby any monies, cash, cash equivalents, securities, instruments, or other assets of the undersigned held by or in the control of Bank.

Borrowers waive presentment, protest and notice of dishonor.

No delay on the part of the Bank in exercising any right under this Note, the Loan Documents or other undertaking securing or affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other right.

Borrowers promises and agrees to pay all costs (including reasonable attorneys’ and paralegals’ fees and expenses) incurred or paid by the Bank in enforcing this Note.

If any provision of this Note is held to be unenforceable, such provision shall be deemed ineffective to the extent of such unenforceability, without invalidating the remaining provisions of this Note.

BORROWERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS NOTE OR UNDER ANY OF THE LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE LOAN, OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, THE LOAN DOCUMENTS AND ANY BANKING RELATIONSHIP BETWEEN BORROWERS AND BANK IN CONNECTION WITH THE LOAN, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

BORROWERS IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  BORROWERS HEREBY CONSENT AND SUBMIT

TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if made in accordance with the terms of the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois in all respects, including matters of construction, validity and performance.

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz
Its:	Chief Financial Officer & Treasurer

SWITCHBOARD APPARATUS, INC.

By:	/s/ Jeffrey Mistarz
Its:	Vice President

GREAT LAKES CONTROLLED ENERGY CORPORATION

By:	/s/ Jeffrey Mistarz
Its:	Vice President